Exhibit 99.1

Press Release

For Immediate Release

Overland Storage Announces Share Repurchase Authorization

SAN DIEGO – Aug. 13, 2004 – Overland Storage Inc. (NasdaqNM: OVRL) today announced that its board of directors has authorized a share repurchase program of up to $10 million of the company’s outstanding common stock. The company intends to use this repurchase to reduce dilution from employee stock plans and balance the interest of shareholders with cash needed for reinvestment in the business for future growth. The company has approximately 14.4 million shares outstanding on a fully-diluted basis.

“Solid cash flow from operations over the past few years has put us in a very strong cash position, and this repurchase program underscores our confidence in Overland’s strategy and its future,” said Vern LoForti, Overland’s chief financial officer. “It is important for us to maximize the intrinsic value of Overland shares for our shareholders while preserving flexibility for strategic alternatives and supporting the growth of our new disk-based appliance business.”

Under the Overland share repurchase program, purchases may be made from time to time in the open market, through block trades or otherwise, and in privately negotiated transactions. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time to time without prior notice. There is no fixed termination date for the repurchase program.

About Overland Storage

For more than 20 years, Overland Storage has delivered world-class data protection solutions designed to ensure business continuity. Focused on backup and recovery, Overland’s data protection solutions are designed for entry-level and midrange computing environments. These include the REO family of disk-based backup and recovery appliances and the award-winning NEO Series of tape libraries. Overland sells its products worldwide through leading OEMs, commercial distributors, storage integrators and value-added resellers.  For more information, visit Overland’s website at www.overlandstorage.com.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “intends,” “expects,” “plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward looking. Such forward-looking statements are not guarantees of performance and the company’s actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include difficulty of predicting sales to the company’s major OEM customer, technology spending levels, unexpected shortages of critical components, rescheduling or cancellation of customer orders, loss of a major customer, the timing and market acceptance of new product introductions by the company, including the launch of the company’s new REO products, its competitors or its licensees, the timing and amount of licensing royalties, general competition and price pressures in the marketplace, the company’s ability to control costs and expenses and economic conditions. Reference is also made to other factors set forth in the company’s filings with the Securities and Exchange Commission, including the “Risk Factors,” “Management’s Discussion and Analysis” and other sections of the company’s Form 10-K for the most recently completed fiscal year. These forward-looking statements speak only as of the date of this release and the company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

CONTACT INFORMATION:

Vernon A. LoForti, CFO

vloforti@overlandstorage.com

858-571-5555

Cynthia A. Bond, Director of Corporate Communications

cbond@overlandstorage.com

858-571-5555

# # #